As filed with the Securities and Exchange Commission on March 17, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BEAM THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	81-5238376
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

26 Landsdowne St., Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

2019 Equity Incentive Plan

2019 Employee Stock Purchase Plan

(Full title of the plan)

John Evans

Chief Executive Officer

Beam Therapeutics Inc.

26 Landsdowne Street

Cambridge, MA 02139

(Name and address of agent for service)

(857) 327-8775

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Marc A. Rubenstein

Thomas J. Danielski

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

617-951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Beam Therapeutics Inc. 2019 Equity Incentive Plan – Common Stock, $0.01 par value per share	2,337,840 shares(2)	$91.92(3)	$214,894,252.80	$23,444.97
Beam Therapeutics Inc. 2019 Employee Stock Purchase Plan – Common Stock, $0.01 par value per share	584,460 shares(4)	$91.92(3)	$53,723,563.20	$5,861.25
TOTAL	2,922,300 shares	—	$268,617,816.00	$29,306.22

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares of common stock, par value $0.01 per share (the “Common Stock”) of Beam Therapeutics Inc. (the “Registrant”) as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.

(2)

Represents 2,337,840 shares of Common Stock that were automatically added to the shares authorized for issuance under the Beam Therapeutics Inc. 2019 Equity Incentive Plan (the “2019 Plan”) on January 1, 2021 pursuant to an “evergreen” provision contained in the 2019 Plan. The “evergreen” provision provides that on each January 1st from January 1, 2020 through January 1, 2029, the number of shares of Common Stock available for issuance under the 2019 Plan will automatically increase annually in an amount equal to the lesser of (i) 4% of outstanding shares of the Registrant’s Common Stock as of the close of business on the immediately preceding December 31st or (ii) the number of shares determined by the Registrant’s board of directors on or prior to such date.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) based on the average of the high and low prices of the Registrant’s Common Stock as reported by the Nasdaq Global Select Market on March 11, 2021 to be $95.62 and $88.21, respectively.

(4)

Represents 584,460 shares of Common Stock that were automatically added to the shares authorized for issuance under the Beam Therapeutics Inc. 2019 Employee Stock Purchase Plan (the “ESPP”) on January 1, 2021 pursuant to an “evergreen” provision contained in the ESPP. The “evergreen” provision provides that on each January 1st from January 1, 2020 through January 1, 2029, the number of shares of Common Stock available for issuance under the ESPP will automatically increase annually in an amount equal to the lesser of (i) 1% of outstanding shares of the Registrant’s Common Stock as of the close of business on the immediately preceding December 31st or (ii) the number of shares determined by the Registrant’s board of directors on or prior to such date, up to a maximum of 5,083,204 shares in the aggregate.

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement has been filed by Beam Therapeutics Inc. to register (i) 2,337,840 additional shares of Common Stock available for issuance under the 2019 Plan and (ii) 584,460 additional shares of Common Stock available for issuance under the ESPP. This Registration Statement relates to securities of the same class as those that were previously registered by the Registrant on a Registration Statement on Form S-8 (Reg. No. 333-236582), filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2020 (the “2020 Registration Statement”).

Pursuant to General Instruction E to Form S-8 regarding registration of additional securities, the entire contents of the 2020 Registration Statement are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents which have been previously filed (not furnished) with the SEC:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 15, 2021 (File No. 001-39208); and

(b)

the Registrant’s Current Reports on Form 8-K, as filed with the SEC on January 11, 2021, January 19, 2021, and February 23, 2021 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed); and

(c)

The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on January 31, 2020 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description (File No. 001-39208).

In addition, all other documents filed (not furnished) by the Registrant pursuant to Section 13(a), Section 13(c), Section 14 or Section 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part of this Registration Statement from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished to and not filed with the SEC in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit No.	Description

4.1	Fourth Amended and Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3.1 to the current report Form 8-K filed on February 11, 2020 (File No. 001-39208) and incorporated herein by reference).

4.2	Amended and Restated Bylaws of the Registrant (previously filed as Exhibit 3.2 to the current report Form 8-K filed on February 11, 2020 (File No. 001-39208) and incorporated herein by reference).

4.3	Beam Therapeutics Inc. 2019 Equity Incentive Plan (previously filed as Exhibit 10.16 to the registration statement on Form S-1 (File No. 333-233985) and incorporated herein by reference).

4.4	Beam Therapeutics Inc. 2019 Employee Stock Purchase Plan (previously filed as Exhibit 10.20 to the registration statement on Form S-1 (File No. 333-233985) and incorporated herein by reference).

5.1	Opinion of Ropes & Gray LLP (filed herewith).

23.1	Consent of Deloitte & Touche LLP (filed herewith).

23.2	Consent of Ropes & Gray LLP (included within the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on signature page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 17th day of March, 2021.

BEAM THERAPEUTICS INC.

By:	/s/ John Evans
John Evans
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John Evans, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Beam Therapeutics Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature	Title	Date

/s/ John Evans John Evans	Chief Executive Officer and Director (Principal Executive Officer)	March 17, 2021

/s/ Terry-Ann Burrell Terry-Ann Burrell	Chief Financial Officer (Principal Financial and Accounting Officer)	March 17, 2021

/s/ Kristina Burow Kristina Burow	Director	March 17, 2021

/s/ Graham Cooper Graham Cooper	Director	March 17, 2021

/s/ Mark Fishman Mark Fishman, M.D.	Director	March 17, 2021

/s/ Carole Ho Carole Ho, M.D.	Director	March 17, 2021

/s/ Stephen Knight Stephen Knight, M.D.	Director	March 17, 2021

/s/ Robert Nelsen Robert Nelsen	Director	March 17, 2021

/s/ Kathleen Walsh Kathleen Walsh	Director	March 17, 2021